A POWER TECHNOLOGY

REGIONAL MASTER

LICENSE AGREEMENT

BETWEEN

INFINITY ENVIRONMENTAL GROUP LTD.
(“INFINITY”)

and

CAPITAL AWARD INC.
(“THE LICENSEE”)

DATE    1st. AUGUST 2006

THIS AGREEMENT is made the 1st day of August 2006

BETWEEN:	INFINITY ENVIRONMENTAL GROUP LTD
of 34 Peartree Circuit, West Pennant Hills, NSW 2125 AUSTRALIA (“Infinity”) of the first Part.

AND:	CAPITAL AWARD INC. of 19A, Jalan Wawasan Ampang 68000 SELANGOR, MALAYSIA (“The Licensee”) of the second part.

RECITALS

A.
Infinity is the designed of “A Power” Aquaculture Technology Systems (APTS) and is entitled to use and license other users of the secrets, copyrights, processes, know-how or other intellectual property associated with APTS.

B.	Infinity has agreed to grant the Licensee an exclusive license to use and exploit the intellectual property for the project in the manner referred to in this Agreement.

NOW THE PARTIES AGREE as follows:

1.	Interpretation

(1)	In this agreement the following definitions shall apply:

A Power Technology and Systems (APTS) means the re-circulation fish farm modules designed by Infinity, all components forming the A Power Modules and the operation and management systems related to the A Power Modules.

A Power Module (APM) means an engineered water treatment system for the growing of fish on a commercial scale particular of which are set out in paragraph hereof.

It consists of “Grow-out tanks” and a “Treatment System” placed away from the grow-out tanks and treats the water in which the fish are to be grown.
“The Treatment System” is an integrated water treatment system containing the following components; “Inlet screens, an Airlift pump to air lift un-dissolved solid wastes, a Drum filter to remove the un-dissolved solid wastes, Aeration diffusers, Bio-filtration Media to remove the dissolved wastes, Outlet screens, A degassing system, An Ozone generator, An Ultra-violet Light dis-infection System and An Oxygen generator. All components of the Treatment System are designed and manufactured in accordance with Infinity’s designs, directions and / or specifications. The combination of these components assembled specially to grow fish on a commercial scale is defined as the A Power Module.

A standard unit of an A Power Module is designed to treat up to 120,000 litre of water in which the fish will be grown and has the designed capacity of producing up to 25 Metric tones of fish per year.

“Intellectual Property” includes but is limited to the technology, copyright, processes, know-how, designs, and operations manuals. Specifications of equipment and descriptions of operating principles and technology or other like rights particulars of which are in Schedule 2.

“Manufacture” includes construct, assemble, produce or otherwise prepared for commercial use or exploitation;

“Processes” includes technologies, products, devices, processes or techniques;

“Product” means the products and / or processes set forth as “Components” in Clause (1), which incorporate the use of the Intellectual Property;

“Project” means the aquaculture development set forth in Schedule (4).

“License Fee” means the fee payable to Infinity by the Licensee for the license in Clause (5) as detailed in Schedule (6), (7) and (9);

“The Farm” means the aquaculture farm or farms to be erected by the Licensee or by other developers authorized or nominated by the Licensee, (hereinafter called the Authorized Agents), in accordance with the plans and the Intellectual Property of APTS.

“The Plans” means the artistic and / or engineered works created by Infinity including but not limited to the plans, drawings and specifications designed specifically for the project.

“The Master License” means the Licensee is the holder of a License for the region specified under the project, and it will allow the Licensee to promote and to use the Intellectual Property for the development of the farm and the project in the referred region governed by the terms and conditions of this Agreement.

(2)	Except for the purpose of identification, headings and underlining have been inserted in this Agreement for the purpose of guidance only and shall not be part of this Agreement.

(3)	The Recitals and the Schedules shall form part of this Agreement.

(4)	Commencement and Term

This Agreement shall commence on the Commencement Date and continue subject to rights of termination at Clause (7) for the respective terms stipulated in Schedules.

(5)	License

(5.1) In consideration of the payment of the License fee to be paid by the Licensee to Infinity in accordance with the Schedule (6), (7) and (9), Infinity grants to the Licensee an Exclusive License to use within the Project for the term of this Agreement with the right to sub-license the Intellectual Property as stipulated in Clause (9) and Schedule (10).

(5.2)  Infinity will furnish the Intellectual Property to the Licensee for the purpose of this Agreement in the manner as stipulated in Schedule (3)

(5.3)  Where Infinity has indicated to the Licensee that the whole or any part or parts of the Intellectual Property comprises confidential material the Licensee will not at any time during the term of this Agreement or after its termination or expiration disclose such confidential material to any person or corporation without first obtaining the consent of Infinity and the Licensee will take such steps as may be necessary to ensure that any of its servants or agents do not disclose such confidential material.

(5.4)  The Licensee acknowledges that copyright in the plans or any part of the plans is and remains the property of Infinity and that the Plans must only be used or dealt with by the Licensee as provided in this Agreement.

(5.5)  The Licensee must ensure that all copies of the Plans printed, published, made, reproduced, or otherwise communicated to any person or corporation in the construction of the Farm (including electronic material) by the Licensee bears the symbol ( @ ) accompanied by the Infinity’s name and the year of the first publication of the plans along with any other acknowledgement Infinity may direct the Licensee to include from time to time.

(5.6) The Licensee must ensure that the Plans are not subjected to any treatment, which is prejudicial to the honour or reputation of Infinity, or the author of the Plans.

(6)	Obligation and warranties of the Parties

(6.1) Obligation of the Licensee

(a) On signature of this Agreement the Licensee will pay Infinity the fee as per Schedule ( 7 and 9 ) as payment for the License. The total number of modules shall not exceed the number licensed.

(a.1) Every 3 months the Licensee must provide Infinity a schedule indicating the number of Modules planned for construction in the following period of 12 months for the project.

(a.2) The Licensee must notify and verify to Infinity at the start of construction of each module and at the start of operation of each module.
The verification of the number of modules must be certified by Infinity.

(b) The Licensee must:

(b. 1) promptly advise Infinity of any litigation or arbitration or treat of litigation or arbitration, which may involve the Intellectual Property and / or the Plans;

(b.2) if requested by Infinity, keep Infinity advised of the progress of any litigation or arbitration involving the Intellectual Property or the Plans. In particular, The Licensee must take into account and adhere to the view of Infinity in relation to the conduct or settlement of any such litigation;

(b.3) for the purpose of this clause (b) the Licensee must provide to Infinity, at the request of Infinity, copies of any documents or other material including legal advice relating to such litigation or arbitration.

(c) The Licensee must not:

(c.1) hold itself out, engage in any conduct or make any representation, which may suggest to any person that Infinity is for any purposes the agent of Infinity;

(c.2) sell, offer to sell or license the plans to any other party, nor to disclose them, other than in accordance with this Agreement.

(d) The Licensee:

(d.1) shall for the purpose of the project provide its own team of engineers to design and to draw up all engineering drawings and plans required to be submitted to any relevant body to enable the Licensee or its authorized agents to gain development consent of the farm and the project.

(d.2) agrees that the Plans, documents and drawings prepared and supplied by Infinity are the property of Infinity whether the farm or the project for which they are made for is built or developed or not, and on the completion of the erection of the farm and the development of the project, return all the plans and all drawings including any copies relating to the Plans supplied by Infinity to Infinity and cease to make any use of the plans.

(6.2) Warranties of Infinity

Infinity hereby warrants to the Licensee that:

(a)	the use of any or all of the Intellectual Property and the Plans according to the terms and conditions of this Agreement will not result in the infringement of proprietary rights of third parties:
(b)	the plans and the Intellectual Property are original work designed by Infinity and Infinity is their sole proprietor and they do not infringe any existing copyright.

(6.3)  Obligation of Infinity

(a)	Infinity must provide sufficient information as requested by the Licensee or its authorized agent for the purpose set out in Clause (d.l)
(b)	Infinity must supply to the Licensee two copies of the Plans for the purpose set out in Clause (5).
(c)	Infinity allows for the plans to be submitted to any relevant body for purpose set out in Clause (d.l).
(d)
Infinity agrees that there is nothing in the Agreement requiring the Licensee or its authorized agent to follow the Plans or to prevent the Licensee or its authorized agent departing from the Plans in such manner as it thinks fit or to satisfy development requirements by the appropriate development body.

(7)	Termination

(7.1)  This Agreement may be terminated forthwith by Infinity by written notice to the Licensee if the Licensee commits any breach of any provision of this Agreement and has failed to remedy such breach within thirty (30) days of receipt of written notice requiring it to be remedied.

(7.2)  Infinity may by notice in writing terminate this Agreement if an insolvency event occurs:

(a)
the making or filing of an application to wind up the Licensee (otherwise than for the purpose of reconstruction or amalgamation) under any law or government regulation relating to bankruptcy or insolvency;

(b)	the appointment of a receiver for all or substantially all of the assets of the Licensee;
(c)	the making by the Licensee of any assignment or attempted assignment for the benefit of its creditors;
(d)	the institution by the Licensee of any proceedings for the liquidation or winding up of its business.

(8)	Consequences of Termination

In the event of termination, all rights of The Licensee granted under this Agreement terminates immediately and the Licensee must immediately cease to use in any manner whatsoever the Intellectual Property and the Plans and the Licensee shall deliver to Infinity all the Plans (including all copies) in its possession and will do such further things as may be reasonably required by Infinity to protect its right, title and interest in the Intellectual Property and the Plans PROVIDED THAT in the event of termination Infinity retains its right to continue the supply of the Intellectual Property and the Plans until the completion of any contracts already entered into by Infinity.

(9)	Assignment

The Licensee shall assign all or any of its rights in this Agreement with the consent of Infinity.

(10)	Applicable Law

This Agreement shall be read and construed according to the Law of the State of New South Wales, Australia and the parties submit to the jurisdiction of that State.

(11)	Goods and Services Tax

The parties acknowledge and agree that Good and Services Tax shall not be applicable to this Agreement as the License shall be applied oversea and is therefore exempted from the payment of any Good and Services as if it will be applied in Australia.

(12)	Amendments

This Agreement shall not be varied except in writing signed by both the parties.

(13)	Severability

If any provision of this Agreement is held by a court to be unlawful, invalid, unenforceable or in conflict with any rule of Law, Statute, Ordinance or Regulation it is to be severed so that the validity and enforceability of the remaining provisions shall not be affected.

(14)	Further Agreements

Each Party shall do all such acts and execute all such documents as necessary to give effect to this Agreement.

(15)	Notices

All notices shall be in writing and shall be given by any one of the following means:

(15.a) by delivering to the Address of the party on a business day during normal business hours. A notice shall be deemed to be given and received on the next business day after the day of delivery to the place of delivery.
(15.b) by sending it to the address of the party by pre-paid airmail post. A notice shall be deemed to be given and received five (5) clear business days after the day of posting to the place of delivery.
(15.c) by sending it by email or facsimile transmission to the email address or facsimile of the party. A notice shall be deemed to be given and received on the next business day after transmission to the place of delivery.
(15.d) The address, email address and facsimile numbers referred to in this clause in the absence of notices to the contrary shall be

For Infinity
Address	P.O. Box 2381, Carlingford Court, Carlingford, NSW 2118, Australia
Email Address	headoff@apoweragro.com or gvadvisor@gmail.com
Fax. number	612-98725602

For the Licensee
Address	No. 19A, Jalan Wawasan Ampang, 2/8, Bandar Baru Ampang, 68000 Selangor, Malaysia
Fax. Number	603-56367043

EXECUTED as an Agreement.

SIGNED SEALED AND

DELIVERED by a director of INFINITY ENVIRONMENTAL GROUP LTD.

For and behalf of
Infinity Environmental Group Ltd
/s/ ILLEGIBLE
Authorized Signature
Authorized representative of Infinity Environmental Group Ltd.
SIGNED SEALED AND

DELIVERED by a director of
CAPITAL AWARD INC
For and on behalf of CAPITAL AWARD INC.
Authorized representative of Capital Award Inc.	/s/ Lee Solomon Yip Kun
Authorized Signature(s)

SCHEDULES

1	The Licensee	Capital Award Inc. Address: No. 19A, Jalan Wawasan Ampang 2/8, Bandar Baru Ampang, 68000, Selangor Malaysia

2	The Intellectual	(a)	The A Power Module inclusive
	Property	(b)	The A Power integrated water treatment system including all
components and operation manual.
		(c)	The A Power farm management systems and procedures.

3	Manner in which the Intellectual Property is to	The Intellectual Property provided under the License will be provided as required for the implementation of the project at a time as determined by Infinity in the following format:
	be supplied	(a)	promotion videos
		(b)	design specifications
		(c)	operation and service manuals
		(d)	training
		(e)	on line support during the life of the license.

4	The Project	The Development in all provinces of the Peoples Republic Of China of the A Power fish farms in the locations to be identified by the Licensee and accepted by Infinity before commencement of work.

5	Terms
The Licensee shall be allowed to issue Operator Licenses, for the A Power Modules, which shall remain valid for 55 years from date of commencement of the operation of the A Power Modules. The right of the License under this Agreement shall remain valid for 55 years from date of this Agreement.

6	License Fee	The License fee is to be calculated based on US$5,000.00 per A Power Module.

7	Payment terms of the License fee	(a)	All payments shall be paid within 60 days from date of the monthly invoiced statement issued by Infinity.

		(b)	The Licensee shall inform Infinity the number of Modules that has been sold within 30 days from date of sales such that Infinity shall issue corresponding invoices and monthly Statement accordingly.

8	Special Conditions	(a)	All engineering drawing and plans as referred to in Clause 6.d.2 must be approved by Infinity prior to the submission to the relevant body.

		(b)	All Building and / or Installation work for the A Power Modules must be completed by Certified Installation Contractors approved by Infinity for the purpose of the execution of the Project.

		(c)	All Components and parts of the A Power Modules constructed with the use of the License must be purchased from suppliers approved by Infinity.

		(d)	All farm operation Managers and Supervisors working in the farms under the License must be qualified personnel certified by Infinity.

		(e)	All fingerlings and fish stocks of the farms under the License must be free from any Special Pathogen certified by Veterinary approved by Infinity before their entry to the farms.

9	Performance of the Licensee	The parties hereby agree that in consideration of Infinity allowing the Licensee to pay for the License fee in manner as described in Schedule (7), the Licensee shall pay Infinity a sum of US$2,500,000.00 on or before 31st. July 2008 representing License fee covering 500 units of APM construed as the minimum performance required of the Licensee during the period from 1st. August 2006 to 31st. July 2008. (Hereinafter called the Performance Payment).

The “Performance Payment” of US$2,500,000.00 shall be paid by the Licensee regardless whether the Licensee will or will not have sold or built any of the said 500 units of APM during the said period.

The Licensee shall be allowed to deduct from the “Performance Payment” all Payments referred to in Schedule (7) paid for AP Modules built or sold during the said period as long as the said numbers are below 500 units.

10	Authorization of the License	The Licensee shall be permitted to grant to its authorized agents the authority to develop the farm and the project, and shall be permitted to issue “Operator Licenses” for the developed farm in accordance with the terms and conditions of this Agreement.

11	Training	Infinity shall provide the Licensee with farm operation training services for farm operators at a mutually agreed service fee per trainee subjected to the cost factors at the time that the amount of training will be required.

12	General Conditions	The parties agree and accept these Schedules shall form part of this Agreement.